Exhibit 10.1

LOAN AGREEMENT

by and between

LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation

and

PROVIDENT BANK

Dated: July 7, 2026

LOAN AGREEMENT

THIS LOAN AGREEMENT (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, this “Agreement”), dated as of July 7, 2026 by and between LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation (the “Borrower”), having a mailing address of 14 Sylvan Way, Suite A, Parsippany, New Jersey 07054,

and

PROVIDENT BANK (the “Bank”), having a mailing address of 10 Woodbridge Center Drive, 3rd Floor, Woodbridge, New Jersey 07095.

Background

The Borrower has requested that the Bank extend or continue credit to the Borrower as described below, and the Bank has agreed to provide such credit to the Borrower on the terms and conditions contained herein.

The Borrower is, or is about to become, the owner in fee simple of the Mortgaged Property (as defined in the Mortgage).

The Borrower desires to borrow from the Bank and the Bank, subject to the terms and conditions set forth herein, is prepared to lend to the Borrower the sum of FIFTEEN MILLION FORTY THOUSAND and 00/100 DOLLARS ($15,040,000.00) in order to, among other things, (a) finance the acquisition of the Mortgaged Property, and (b) finance costs incurred in connection with the closing of the transaction contemplated herein (collectively, the “Loan Purposes”).

NOW THEREFORE, in consideration of the premises, and of the mutual promises and undertakings of the parties set forth herein, and with the intention of being legally bound hereby, the parties hereto agree as follows:

1.
The Loan.

(a)
Purpose and Amount. On the date hereof, the Bank is lending to the Borrower the sum of FIFTEEN MILLION FORTY THOUSAND and 00/100 DOLLARS ($15,040,000.00) (the “Loan”) for the Loan Purposes. On the date hereof, and in connection with the closing of the Loan, the Borrower shall pay the Bank a loan fee in the amount of $75,200.00.

(b)
Loan Documents; Security.

(i)
The Borrower’s obligation to repay the Loan and any other sums loaned to the Borrower by the Bank hereunder is evidenced by that certain Promissory Note (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Note”) made by the Borrower and payable to the order of the Bank, of even date herewith, providing for the payment of principal, together with interest thereon at the rate set forth therein, in such installments, at such times, and according to such further terms as set forth in the Note.

(ii)
As security for the Note and all of the Borrower’s obligations thereunder and hereunder, the Borrower shall execute and deliver to the Bank or cause to be executed and delivered to the Bank, as the case may be, the following:

(A)
That certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Financing Statement (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Mortgage”) executed by the Borrower in favor of the Bank, encumbering the Mortgaged Property and all fixtures owned by the Borrower that constitute part of the Mortgaged Property under applicable law, together with all replacements of and additions to such fixtures, all as more specifically described in the Mortgage.

(B)
That certain Assignment of Leases and Rents (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Assignment of Leases and Rents”) executed by the Borrower in favor of the Bank, assigning all of the Borrower’s right, title and interest in and to any and all present and future rents, leases and agreements of lease affecting the Mortgaged Property, or any part thereof, all as more particularly set forth in the Assignment of Leases and Rents.

(C)
That certain Continuing Agreement of Guaranty and Suretyship (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Guaranty”) executed by LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation, NEW ENGLAND ACQUISITION, LLC, a Delaware limited liability company, NN ACQUISITION, LLC, a Delaware limited liability company, and NASHVILLE ACQUISITION, L.L.C., a Delaware limited liability company (each, a “Guarantor” and collectively, the “Guarantors”), in favor of the Bank.

(D)
That certain Environmental Indemnity Agreement (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Environmental Indemnity”) executed by the Borrower and the Guarantors in favor of the Bank.

(E)
Uniform Commercial Code (UCC-1) fixture financing statements solely covering fixtures owned by the Borrower that constitute part of the Mortgaged Property under applicable law (together with all amendments, modifications, substitutions, and restatements thereof, the “UCCs”) naming the Borrower as debtor, in favor of the Bank as secured party.

(iii)
The Borrower shall execute and deliver, or cause to be executed and delivered, such additional documents and instruments as the Bank shall reasonably require in order to perfect the Bank’s interest in the Mortgaged Property, the leases and rents affecting the Mortgaged Property, and fixtures owned by the Borrower that constitute part of the Mortgaged Property under applicable law (collectively, the “Collateral”). For the avoidance of doubt, the Collateral does not include equipment that does not constitute a fixture, inventory, accounts other than rents arising from the Mortgaged Property, deposit accounts, intellectual property, general intangibles other than leases affecting the Mortgaged Property, or any other personal property that does not constitute a fixture forming part of the Mortgaged Property. The Note, the Mortgage, the Assignment of Leases and Rents, the Guaranty, the Environmental Indemnity, the UCCs, and the other documents and instruments executed and delivered to the Bank in connection with the Loan (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, together with this Agreement, collectively, the “Loan Documents”) shall be in form and substance reasonably acceptable to the Bank, and all necessary filing and recording fees with respect thereto shall be paid by the Borrower.

The term “Obligor” as used in this Agreement shall mean individually and collectively, the Borrower and the Guarantors, as the context may require.

The Bank acknowledges and agrees that the Loan and the related guaranties and liens contemplated by the Loan Documents are intended to constitute Indebtedness, Contingent Obligations and Liens permitted under the Fifth Third Credit Agreement. The Bank acknowledges and agrees that the existence, continuation and performance of the indebtedness, guaranties, liens, security interests and other obligations arising under the Fifth Third Loan Documents, and the exercise by Fifth Third Bank, National Association, as Agent, of its rights and remedies thereunder, shall not constitute a breach, default or Event of Default under this Agreement or any other Loan Document and to the extent any representation or covenant herein or in any Loan Document is inconsistent with the provisions of the Fifth Third Credit Agreement, such representation or covenant is hereby deemed modified so as to conform thereto. Nothing in this Agreement or any other Loan Document shall require the Borrower or any Guarantor to grant any lien or security interest, make any pledge, or take or omit any other action that would violate the Fifth Third Loan Documents.

2.
Representations and Warranties. The Borrower makes the following representations and warranties to the Bank, on the date of the Borrower’s execution hereof, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of the Borrower to the Bank subject to this Agreement:

(a)
Formation; Existence; Composition. The Borrower is a corporation validly existing and in good standing in the State of New Jersey, and the Borrower has the power and authority to own and operate the Mortgaged Property. The Borrower is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required, or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect on the Borrower. True and correct copies of the Borrower’s Certificate of Incorporation and By-Laws, together with all amendments thereto (together with all extensions, renewals, amendments, modifications, substitutions, and restatements thereof, the “Organizational Documents”), have been furnished to the Bank, and the same are in full force and effect as of the date of this Agreement.

(b)
Power and Authority; Authorization; Enforceability. The Borrower has full power, authority and legal right to execute, deliver and comply with each of the Loan Documents to which it is a party, and any other document or instrument relating to the Loan to be executed by the Borrower. All actions of the Borrower and other authorizations necessary or appropriate for the execution and delivery of and compliance with the Loan Documents have been taken or obtained. The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally.

(c)
Governmental Approval of Loan Documents. No consent, approval, or other authorization of or by any court, administrative agency, or other governmental authority is required in connection with the Borrower’s execution and delivery of or compliance with any of the Loan Documents or any other document or instrument relating to the Loan executed by the Borrower, except for any such consent, approval or authorization that has been obtained and remains in full force and effect.

(d)
Conflict; Breach. The Borrower’s execution and delivery of and compliance with the Loan Documents will not conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule, or regulation of any court, administrative agency, or other governmental authority, or of any provision of the Borrower’s Organizational Documents or of any agreement or other document or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound. The Borrower’s execution and delivery of and compliance with the Loan Documents will not result in the creation or imposition of any lien, charge or encumbrance upon any property of the Borrower in favor of anyone other than the Bank or pursuant to the Fifth Third Loan Documents or otherwise permitted under the Fifth Third Credit Agreement. Except for liens and security interests arising under the Fifth Third Loan Documents or otherwise permitted under the Fifth Third Credit Agreement, there is no agreement, indenture, contract or instrument to which the Borrower is a party or by which the Borrower may be bound that requires the subordination in right of payment of any of the Borrower’s obligations subject to this Agreement to any other obligation of the Borrower.

(e)
Litigation. There are no pending, or to the best of the Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a Material Adverse Effect on the financial condition or operation of the Borrower, other than as set forth in the Fifth Third Credit Agreement and as otherwise disclosed by the Borrower to the Bank in writing prior to the date hereof.

(f)
Compliance With Laws. Borrower has received no written notice from a governmental authority that the Mortgaged Property, and the use thereof, does not comply in all material respects with all applicable zoning, fire, electrical, safety, building and land use codes, laws and regulations. To Borrower’s knowledge, if partially damaged the Mortgaged Property can be rebuilt without variance or special exception. The Borrower possesses, and will hereafter possess, all material permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

(g)
Reserved.

(h)
Bankruptcy; Insolvency. Neither the Borrower nor any other Obligor, as the case may be, has applied for or consented to the appointment of a receiver, trustee or liquidator of itself, himself or herself or any of its, his or her property, admitted in writing its, his or her inability to pay its, his or her debts as they mature, made a general assignment for the benefit of creditors, been adjudicated as bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it, him or her in any proceeding under any such law, and no action has been taken by it, him or her for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of the Borrower, or any other Obligor, or all or a substantial part of the assets of the Borrower, or any other Obligor, or appointing a receiver, sequestrator, trustee or liquidator of it, him or her or any of its, his or her property. After the Loan is made, the Borrower will have sufficient working capital, including cash flow from the Mortgaged Property or other assets, not only to adequately maintain the Mortgaged Property, but also to pay all of the Borrower’s outstanding debts as they come due.

(i)
No Default. The Borrower is not in default in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, which default may materially adversely affect its business, assets, liabilities, results of operations or financial condition. The Borrower is not in default under any order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree, if any, materially adversely affects the ability of the Borrower to carry on its business as presently conducted or to perform its obligations under the Loan Documents. No Event of Default as defined hereunder has occurred and is continuing as of the date hereof. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or the Mortgaged Property before any governmental or administrative body, agency or official that challenges the validity of the Mortgage or any Loan Document, or the authority of the Borrower to enter into any Loan Document, or to perform the transactions contemplated hereby or thereby.

(j)
Tax Returns and Payments. All federal, state and other tax returns of each Obligor required by law to be filed have been duly filed or extensions obtained, and all federal, state and other taxes, assessments and governmental charges or levies upon such Obligor or any of its properties, income, profits or assets which are due and payable have been paid or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(k)
Financial Statements. All financial statements of the Borrower or any Obligor furnished to the Bank are true, correct and complete in all material respects and reflect all material direct and contingent liabilities of every kind required to be provided for on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present the financial position and results of operations of the applicable Borrower or Obligor on the dates and for the periods then ended, in accordance with GAAP, consistently applied throughout the periods involved.

(l)
No Adverse Changes. Since the date of the most recent financial information provided to the Bank, no Material Adverse Effect has occurred.

(m)
Accuracy and Completeness of Information. All information, reports and other papers and data furnished to the Bank were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or statement made to the Bank in connection with the negotiation, preparation or execution of the Loan Documents contains or will contain any untrue statement of fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to the Borrower that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed in writing to the Bank.

(n)
Purpose. No part of the proceeds of the Loan will be used to purchase or carry margin stock as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying margin stock, and the use of such proceeds shall not result in any violation of Regulations G, T, U or X of said Board.

(o)
ERISA. Each employee pension benefit plan (“Plan”), as defined in the Employee Retirement Income Security Act of 1974, as amended from time to time, including its rules and regulations (“ERISA”), is in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986 (as amended, from time to time) and any other applicable federal or state law, and no event or condition is occurring or exists with respect to any such Plan concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance herewith.

(p)
Sanctions, Anti-Money Laundering and Anti-Corruption Laws. (i) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws (each as defined below); and (ii) to the Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of any Anti-Money Laundering Laws or Anti-Corruption Laws by a governmental authority that enforces such laws.

As used herein: “Anti-Corruption Laws” means: (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (ii) the U.K. Bribery Act 2010, as amended; and (iii) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Borrowing Group” means: (1) the Borrower, (2) any direct or indirect parent of the Borrower, (3) any affiliate or subsidiary of the Borrower, (4) any Obligor, and (5) any officer, director or agent acting on behalf of any of the parties referred to in items (1) through and including (4) with respect to the obligations hereunder, this Agreement or any of the other Loan Documents.

3.
Covenants. The Borrower covenants and agrees that, until the Loan has been paid in full:

(a)
Compliance with Laws. The Mortgaged Property shall be operated and maintained in material compliance with all applicable laws, rules and regulations relating thereto. The Borrower shall preserve and maintain all material licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business. The Borrower shall comply with, and cause each member of the Borrowing Group to comply in all material respects with Anti-Money Laundering Laws and Anti-Corruption Laws.

(b)
Commercial Leases. Except for any lease permitted under Section 3(i), the Borrower shall not enter into any lease or similar agreement for space in the Mortgaged Property without obtaining the Bank’s prior written approval of all of the terms and conditions thereof, which approval shall not be unreasonably withheld, conditioned or delayed, and once approved, the Borrower shall not materially amend or modify or cancel any such lease or similar agreement except as specifically provided for therein without obtaining the Bank’s prior written approval which approval shall not be unreasonably withheld, conditioned or delayed. The Bank shall have the right from time to time to require the Borrower to provide tenant estoppel certificates (in a form required under such tenant’s lease, or if not so required, on the Bank’s standard form) from the tenants occupying the Mortgaged Property.

(c)
Additional Financing. Except for Indebtedness permitted under the Fifth Third Credit Agreement, the Borrower shall not incur any additional indebtedness (except trade payables and equipment financing), whether or not secured by any lien or security interest on the Mortgaged Property or any other property encumbered in favor of the Bank to secure the Loan, without obtaining the Bank’s prior written consent thereto.

(d)         Status of Title to Mortgaged Property. The Borrower shall not transfer control or ownership of the Mortgaged Property or any part thereof, directly or indirectly, voluntarily or involuntarily, without the prior written approval of the Bank. Without the prior written consent of the Bank, the Borrower shall not create or permit to exist any lien, encumbrance or security interest in favor of any third party with respect to the Mortgaged Property or any fixtures constituting part of the Mortgaged Property, and the Borrower shall keep all such property free from any such lien or security interest, other than those created in favor of the Bank pursuant to the Loan Documents, liens and security interests arising under the Fifth Third Loan Documents, and liens for taxes not yet due and payable. The Borrower shall keep the title to the Mortgaged Property good, marketable, and free of any matter which would prevent any title insurance company from certifying the lien of any mortgage to be executed in favor of a permanent lender or other mortgagee in substitution for or in payment of the Loan, as other than a good and valid first lien upon the Mortgaged Property.

(e)
Environmental Matters. The Borrower will not permit any tenant or other occupant of the Mortgaged Property to, store, use, generate, treat or dispose of any Hazardous Substances (as defined in the Environmental Indemnity) on the Mortgaged Property in violation of any applicable federal, state or local laws or regulations. The Borrower shall promptly advise the Bank in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Substances affecting the Mortgaged Property of which the Borrower has actual knowledge, or the discovery of any Hazardous Substances at the Mortgaged Property, or on any real property adjoining or in the vicinity of the Mortgaged Property.

(f)
Financial Information. The Borrower shall comply, or cause others to comply, with the following reporting requirements:

(i)
Within 120 days after the end of each fiscal year of the Borrower, and commencing with the Borrower’s fiscal year ending December 31, 2026, the Borrower shall supply the Bank with consolidated annual audited financial statements of Lincoln Educational Services Corporation and its subsidiaries (including the Borrower) as of the last day of and for such fiscal period, prepared and reviewed by an independent certified public accountant reasonably acceptable to the Bank and prepared in accordance with GAAP applied, all in form and content reasonably acceptable to the Bank;

(ii)
The Borrower shall furnish to the Bank such additional financial statements and reports, asset verification, and other information regarding the Borrower and any Guarantor, as the Bank may request from time to time.

The failure to provide the financial information required by this Section 3(f) within fifteen (15) days following the Bank’s written request for the same, shall entitle the Bank to, in addition to and not in limitation of the other remedies the Bank is afforded under the Loan Documents, increase the rate of interest payable under the Loan by five percent (5%) per annum for the longer of (i) thirty (30) days, or (ii) or until such date as such financial information is delivered to the Bank following the Bank’s written request for the same.

(g)
The Borrower shall cause Lincoln Educational Services Corporation and its subsidiaries, on a consolidated basis, to comply at all times with the following financial covenants:

(i)
The Total Leverage Ratio, as of the end of any Fiscal Quarter shall not be greater than 2.00 to 1.00.

(ii)
The Consolidated Interest Coverage Ratio, as of the end of any Fiscal Quarter shall not be less than 3.00 to 1.00.

(iii)        Total Liquidity shall at all times exceed $25,000,000.

Capitalized terms used in this Section 3(g) and not otherwise defined herein shall have the meanings assigned to them in the Fifth Third Credit Agreement. The financial covenants shall be calculated and determined in the same manner and for the same periods as the corresponding covenants and calculations under the Fifth Third Credit Agreement. Any amendment or modification to the applicable definitions or calculation methodology under the Fifth Third Credit Agreement, and any waiver or consent granted by Fifth Third Bank, National Association, as Agent, with respect to a corresponding covenant, shall apply for purposes of this Section 3(g).

(h)
Maintenance of Existence. The Borrower shall maintain its existence as a corporation under the laws of the State of New Jersey. The Borrower shall not amend its Organizational Documents in any manner materially adverse to the Bank or change its fiscal year, without in each case obtaining the prior written approval of the Bank which approval shall not be unreasonably withheld, conditioned or delayed.

(i)
Tenant Lease. If at any time, the Borrower is not the occupant of the Mortgaged Property, then any lease agreement to a new tenant shall be a triple net lease with a term of no less than ten (10) years, providing for rental payments which support a minimum 1.20 debt service coverage ratio, and such other terms as the Bank may reasonably require; provided, however, that Borrower shall be entitled to sublease a portion of the Mortgaged Property not to exceed twenty (20%) percent thereof on whatsoever terms the Borrower may deem reasonable. All lease renewals, amendments, and new leases for the Mortgaged Property must be submitted to the Bank by the Borrower as the existing lease agreement(s) expire. Any tenant affiliated with the Borrower shall become a guarantor of the Loan by executing a guaranty agreement in form and substance reasonably acceptable to the Bank.

(j)
Reserved.

(k)
Principal Office. The Borrower shall maintain its principal office and/or the office where it keeps its books and records at the address listed in the preamble of this Agreement, and shall give the Bank prior written notice of any proposed change in location thereof.

(l)
Books and Records. The Borrower shall keep complete and accurate books and records in accordance with GAAP consistently applied. The Borrower shall furnish to the Bank all such written information relating to its affairs as may be reasonably requested by the Bank from time to time.

(m)
Audit. The Bank shall have the right no more than once during any calendar year, unless an Event of Default has occurred and is continuing, during normal business hours and upon reasonable prior notice to Borrower, to audit the books and records of the Borrower at the Bank’s expense, except that the Borrower shall reimburse the Bank for its reasonable, documented out-of-pocket costs of any audit conducted while an Event of Default is continuing.

(n)
Changed Circumstances. The Borrower shall promptly notify the Bank of any change in any fact or circumstance represented or warranted by the Borrower herein and in any other Loan Document that causes any representation or warranty in a Loan Document to become materially untrue or could reasonably be expected to have a Material Adverse Effect.

(o)
Bank’s Fees and Costs. The Borrower shall pay on demand all reasonable, documented and actually incurred out-of-pocket expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel, reasonable fees directly related to accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with any Loan or Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any Collateral.

(p)
Bank Account(s). The Borrower shall maintain a demand deposit account with the Bank, from which all Loan payments shall be automatically deducted; provided that the establishment and maintenance of such account and all automatic deductions shall be subject to the Fifth Third Loan Documents and any deposit account control agreement or other arrangement required thereunder.

(q)
Property Management. The Mortgaged Property is currently or upon closing will be self-managed by the Borrower and there are no management agreements, written or oral, for the Mortgaged Property. So long as the Loan remains outstanding: (i) the Borrower shall manage the Mortgaged Property in a professional and competent manner; (ii) the Borrower shall not transfer the responsibility for management of the Mortgaged Property to any other person or entity without the prior written consent of the Bank, which consent shall not be unreasonably withheld, conditioned or delayed; and (iii) the Borrower shall give the Bank written notice of any notice or information that the Borrower receives which indicates that the Borrower is changing its management of the Mortgaged Property. In the event that the Borrower elects to no longer self-manage the Mortgaged Property, and, instead elects to retain a professional management company to manage the Mortgaged Property (“Property Manager”) or, once a Property Manager is appointed, to replace a Property Manager, the Borrower shall provide the Bank with: (a) at least thirty (30) days prior written notice, which notice shall include a copy of the proposed property management agreement and which management agreement shall be subject to the Bank’s approval, which approval shall not be unreasonably withheld, conditioned or delayed; and (b) if requested by the Bank, the Borrower and Property Manager shall execute an assignment of management agreement and subordination of management fees agreement on the Bank’s then current commercially reasonable form, which shall not grant the Bank any lien or security interest in personal property and shall not conflict with the Fifth Third Loan Documents.

(r)
Further Documentation. At any time, and from time to time, upon the Bank’s written request and at the Borrower’s sole expense, the Borrower will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Bank may reasonably request in order to obtain the full benefits of this Agreement and the Loan Documents and the rights and powers herein and therein granted, including the filing of any fixture financing statements, continuation statements and amendments thereto solely covering fixtures owned by the Borrower that constitute part of the Mortgaged Property under applicable law; provided that such further acts and things as the Bank may request shall not be inconsistent or conflict with or cause a violation, breach or default under the Fifth Third Loan Documents. The Borrower hereby authorizes the Bank to file any such fixture financing statement, continuation statement or amendment to the extent permitted by applicable law.

(s)
Bank’s Appointment as Attorney-in-Fact. Following the occurrence and during the continuance of an Event of Default, the Borrower irrevocably appoints the Bank as its attorney-in-fact, solely to take actions reasonably necessary to protect, preserve or realize upon the Mortgaged Property, the leases and rents assigned to the Bank, and fixtures owned by the Borrower that constitute part of the Mortgaged Property under applicable law. This power of attorney does not extend to accounts other than rents arising from the Mortgaged Property, deposit accounts, equipment that does not constitute a fixture, inventory, intellectual property, general intangibles other than leases affecting the Mortgaged Property, mail, checks, drafts, invoices, bills of lading or any other personal property not included in the Collateral. This power is coupled with an interest and shall remain irrevocable until the obligations under the Loan Documents have been paid in full.

(t)
Performance by the Bank of the Borrower’s Obligations. If an Event of Default shall occur due to Borrower’s failure to perform or comply with any of its agreements contained herein following written demand therefor by the Bank, and the Bank, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Bank incurred in connection with such performance or compliance (together with interest thereon at the Default Rate (as defined in the Note)) shall be payable by the Borrower to the Bank on demand and shall constitute obligations evidenced hereby and by the Note, and secured by the Collateral.

(u)
Loan Documents. In addition to the covenants set forth above, the covenants set forth in the Mortgage and each other Loan Document are hereby incorporated in this Agreement by reference as if set forth herein in their entirety.

(v)
Maintenance of Mortgaged Property. The Borrower will maintain or cause to be maintained the Mortgaged Property in good condition and repair and shall make all necessary repairs, replacements, additions, betterments, and improvements to the Mortgaged Property, so that the business carried on at the Mortgaged Property may be properly conducted at all times.

(w)
Accounting Methods. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP, make provision in their accounts in accordance with GAAP for reserves for depreciation, obsolescence and amortization and all other proper reserves and accruals which in accordance with GAAP should be established.

(x)
Information Covenants. The Borrower will furnish to the Bank prompt written notice of the following, in each case to the extent known to the Borrower:

(i)
Borrower’s obtaining knowledge of the commencement of any proceeding or investigation by or before any governmental body and any action or proceeding in any court or before any arbitrator against or in any other way relating adversely to the Borrower or the Mortgaged Property or which, if adversely determined, would singly or when aggregated with all other proceedings, investigations or actions, could reasonably be expected to have a Material Adverse Effect on the financial condition of the Borrower or the value of the Mortgaged Property;

(ii)       any notice received from any administrative official or agency relating to any order, ruling, statute or other law or information which would materially adversely affect the operations of the Mortgaged Property or the financial condition of the Borrower;

(iii)
any material litigation pending or threatened in writing against the Borrower;

(iv)
any amendment of the Organizational Documents of the Borrower;

(v)
any Material Adverse Effect with respect to the Mortgaged Property or its value or the financial condition, business prospects or results of operations of the Borrower;

(vi)
written notice of any “reportable event” or “prohibited transaction” (as such terms are defined in ERISA), in connection with any Plan, and a statement of the action, if any, which the Borrower proposes to take with respect thereto, and when known, any action taken by the Internal Revenue Service or Department of Labor with respect thereto. In addition, the Borrower shall provide the Bank promptly after filing or receiving thereof, with copies of all reports and notices which the Borrower files under ERISA with the Pension Benefit Guaranty Corporation (the “PBGC”) or the United States Department of Labor or which the Borrower receives from them; and

(vii)
any Event of Default hereunder or any default under any other material agreement to which the Borrower or any other Obligor is a party that has resulted in acceleration or could reasonably be expected to have a Material Adverse Effect .

(y)
Insurance. The Borrower will maintain insurance as required by the Mortgage. The Borrower shall give the Bank prompt notice of any and all insurance claims made by the Borrower with respect to the Collateral.

(z)
Sale of Assets; Merger. The Borrower shall not: (a) sell, convey, transfer or assign its interest in the Mortgaged Property unless the Loan will be paid in full from the proceeds of such transaction; or (b) consolidate with or merge into any corporation or other organization or permit any corporation or other organization to merge into it, provided clause (b) shall not prohibit any merger, consolidation or internal reorganization permitted under the Fifth Third Credit Agreement that does not transfer the Mortgaged Property or materially impair the Bank’s lien thereon.

(aa)
Guarantees. Except for guaranties and other contingent obligations contemplated or required under the Fifth Third Credit Agreement, the Borrower shall not without the Bank’s prior written consent, guaranty, endorse, become surety for, or otherwise in any way become or be responsible for the obligations of any other person or entity.

(bb)
Transactions with Affiliates. The Borrower shall not enter into any transaction with any affiliate of the Borrower or any Guarantor on terms which are less favorable to the Borrower than if such transaction were on a bona-fide arm’s-length basis with unaffiliated third parties.

(cc)
Accuracy and Completeness of Information. The Borrower covenants that all information, reports, statements, and other papers and data furnished to the Bank pursuant to any provision or term of this Agreement or any of the Loan Documents shall be, at the time the same is so furnished, complete and correct in all material respects.

4.
Limitation of the Bank’s Liability. The rights and benefits of this Agreement shall not inure to the benefit of any third party. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, or any conduct or course of conduct by the Borrower or the Bank or their respective affiliates, agents or employees, neither this Agreement nor any such Loan Documents shall be construed as creating any rights, claims or causes of action against the Bank in favor of any person or entity other than the Borrower.

5.
Indemnity. The Borrower, for itself and all those claiming under or through it, agrees to protect, defend, and indemnify and hold the Bank (which for the purposes of this paragraph shall include the present or future shareholders, officers, directors, employees, representatives, agents, licensees, and assigns of the Bank) harmless from and against any and all third-party claims, liabilities, losses, damages, judgments, costs and expenses (including reasonable fees and actual disbursements of counsel) to the extent arising from (i) a material breach by the Borrower of any representation, warranty, agreement or covenant contained in a Loan Document or (ii) the ownership, use or operation of the Mortgaged Property, except to the extent arising from the gross negligence, willful misconduct, or material breach of any Loan Document by the Bank. This obligation shall specifically survive the repayment of the Loan.

6.
Default.

(a)
Events of Default. The occurrence of any one or more of the following events shall, at the sole option of the Bank, constitute an Event of Default hereunder:

(i)
           The Borrower shall fail to make any payment of principal, and/or interest, and/or real estate taxes and insurance escrow, as applicable, due to the Bank under the Note or under any of the other Loan Documents when such payment shall become due and payable, whether at maturity or by acceleration or otherwise, which failure continues for five (5) business days following notice from the Bank;

(ii)
 The Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed and performed under this Agreement or under any of the other Loan Documents, which failure continues for thirty (30) days following written notice from the Bank, provided Borrower shall have a reasonable extended period in which to effect cure provided it promptly commences and diligently pursues same;

(iii)
  Any representation, warranty or disclosure made to the Bank by the Borrower or the Guarantor proves to be materially false or misleading as of the date when made, whether or not such representation or disclosure appears in the Loan Documents;

(iv)
  The occurrence and continuance of an Event of Default under the Fifth Third Credit Agreement that has not been waived;

(v)
  The default of the Borrower or any Guarantor under any other debt, obligation, or liability to any other person or party, that is material to the Borrower and the Guarantors, taken as a whole, now existing or hereafter arising, which results in such debt, obligation, or liability to be accelerated and such acceleration has not been rescinded or waived;

(vi)
  There occurs any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

(vii)
 The institution of proceedings by or against the Borrower or any Guarantor under any bankruptcy or insolvency law, or any law for the benefit of creditors or relief of debtors (provided, however, the institution of involuntary proceedings against the Borrower or any Guarantor shall not be an Event of Default if such proceedings shall be discharged or dismissed within sixty (60) days after the commencement date thereof), or a custodianship, trusteeship, receivership or assignment for the benefit of creditors shall be imposed upon the Borrower, any Guarantor or the Mortgaged Property (or a substantial part thereof) or sought by the Borrower, any Guarantor or by any other person or a petition for debtor’s relief under any state or federal bankruptcy, reorganization or insolvency law, shall be filed against or by the Borrower, any Guarantor or by such other person;

(viii)
  The Mortgaged Property shall be materially injured or destroyed by fire or other casualty for which the cost of restoration is not fully insured or, if fully insured, the Borrower has failed to deposit or cause to be deposited with the Bank sufficient funds to cover the cost of restoration with the Bank in accordance with the terms of the Mortgage;

(ix)
 Except as may be otherwise specifically permitted herein or pursuant to a transaction permitted under the Fifth Third Credit Agreement that does not transfer the Mortgaged Property or impair the Bank’s lien thereon, any transfer of title or change in the ownership or control of the Borrower or any Guarantor, the Mortgaged Property, or any Collateral, whether or not that change in ownership or control is voluntary, involuntary or by operation of law, direct or indirect without the prior written consent of the Bank;

(x)
  The legal division, separation, dissolution, liquidation or termination of the Borrower or any Guarantor, provided that the foregoing shall not apply to a merger, dissolution or other internal reorganization permitted under the Fifth Third Credit Agreement that does not transfer the Mortgaged Property or materially impair the Bank’s lien thereon;

(xi)
  The admission in writing by the Borrower or any Guarantor to the Bank that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

(xii)
 Except for liens permitted under the Fifth Third Credit Agreement, the Borrower or any Guarantor, or any assets of either, become subject to any material judgment, lien, attachment or execution that could reasonably be expected to have a Material Adverse Effect, which is not discharged, bonded, insured, vacated or stayed within thirty (30) days after its entry or levy, or being contested in good faith by appropriate proceedings;

(xiii)
The existence of any financing, mortgage or other lien on or security interest in the Mortgaged Property, or any other Collateral, other than liens and security interests in favor of the Bank or permitted under the Fifth Third Credit Agreement;

(xiv)
The existence of any material encroachment upon the Mortgaged Property which has occurred without the approval of the Bank, other than any encroachment disclosed by the survey or title policy delivered to and accepted by the Bank at closing, and which is not removed or corrected within ninety (90) days after its creation, or if litigation to remove or correct such encroachment is not instigated by the Borrower within such ninety (90) day period and thereafter diligently prosecuted;

(xv)
The existence of any liens for taxes due with respect to the Mortgaged Property unless such liens are being contested in good faith and adequate reserves with respect thereto have been deposited with the Bank, or carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other liens which have not been dismissed for sixty (60) days, or are being contested in good faith by appropriate proceedings or for which escrows, reasonably satisfactory in amount to the Bank, have not been established by the Borrower;

(xvi)
The loss of any necessary material governmental approval, license, or permit for (A) the operation of the Borrower’s business, or (B) the use and/or occupancy of any portion of the Mortgaged Property, in any case, which is not reinstated within thirty (30) days following the Borrower becoming aware of such default;

(xvii)
The Borrower shall fail to maintain any insurance required under the Loan Documents or otherwise breach its obligations with respect thereto;

(xviii)
The Mortgaged Property ceases to be owner occupied (except if leased to an affiliate of Borrower) for any reason for a period of more than thirty (30) consecutive days, except as otherwise permitted under this Agreement; or

(xix)
Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower or Guarantor in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with their terms), or become or be declared ineffective or inoperative or shall be challenged or repudiated by the Borrower or any Guarantor, or shall be determined by a final, nonappealable judgment to be illegal, invalid or unenforceable in a manner that materially impairs the Bank’s rights, or cease to give or provide, in any material respect, the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

(b)
Acceleration and Remedies. Upon the occurrence and during the continuance of any Event of Default hereunder, in addition to any other rights or remedies available to it hereunder or under any other Loan Document or at law or in equity granted in any of the Loan Documents, the Bank may declare the outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, to be immediately due and payable in full.

(c)
Remedies Cumulative, etc.

(i)
     No right or remedy conferred upon or reserved to the Bank under any of the Loan Documents, or with respect to any guaranty of payment of the Loan or of performance of any of the Borrower’s obligations under any of the Loan Documents or any Collateral securing the payment of the Loan under any of the Loan Documents, now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be or shall be deemed exclusive of any other such right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Bank, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur. No act of the Bank shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of the Bank shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any Event of Default thereunder, or of any obligation or liability of the Borrower thereunder. Nothing herein, however, shall be construed to prevent the Bank from waiving any condition, obligation or default it should so elect. In the event of such election by the Bank, any waiver, in order to be effective, must be in writing and signed by the Bank, and any such waiver shall be strictly limited in its effect to the condition, obligation or default specified therein and shall not extend to any subsequent condition, obligation or default or impair any right of the Bank with respect thereto.

(ii)
 The recovery of any judgment by the Bank and/or the levy of execution under any judgment shall not affect in any manner or to any extent, liens or other security interests in any Collateral, or any rights, remedies or powers of the Bank under any of the Loan Documents or with respect to any Collateral, but such liens and security interests, and such rights, remedies and powers of the Bank shall continue unimpaired as before. Further, the entry of any judgment by the Bank shall not affect in any way the interest rate payable under any of the Loan Documents on any amounts due to the Bank, but interest shall continue to accrue on such amounts at the Default Rate (as defined in the Note).

(iii)
  Except as to notices that are specifically provided for herein or in any of the other Loan Documents, the Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, the Loan. To the extent permitted by law, the Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

(iv)        The Borrower agrees that the Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents (and the Borrower hereby waives any notice of any of the foregoing), and that the Loan Documents may be amended, supplemented or modified by the Bank and the other signatory parties and that the Bank may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge, or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by the Bank pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of the Bank, or of any Event of Default, or of any liability or obligation of the Borrower, under any of the Loan Documents; provided that the Bank shall not require or accept any additional lien, security interest or pledge of personal property not included in the Collateral, or take any action inconsistent with the Fifth Third Loan Documents, provided that the Bank shall not require or accept any additional lien, security interest or pledge of personal property not included in the Collateral, or take any action inconsistent with the Fifth Third Loan Documents..

(d)
Default Rate. During the continuance of an Event of Default or after the Maturity Date, whether or not the Bank has elected to accelerate the indebtedness evidenced by the Note, the Loan shall bear interest, payable on demand, at a rate, per annum, determined on a daily basis, calculated at the Default Rate, but in no event more than the highest rate permitted by the applicable usury law in respect of the Borrower, until the unpaid balance of the Loan, interest and any charges shall have been paid in full. The Borrower acknowledges that (i) the Default Rate is a material inducement to the Bank to make the Loan; (ii) the Bank would not have made the Loan in the absence of the agreement of the Borrower to pay the Default Rate; (iii) the Default Rate represents compensation for increased risk to the Bank that the Loan will not be repaid; and (iv) the Default Rate is not a penalty and represents a reasonable estimate of (A) the cost to the Bank in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan, and (B) compensation to the Bank for losses that are difficult to ascertain.

(e)
Costs and Expenses. Following the occurrence of any Event of Default, the Borrower shall pay upon demand all reasonable costs and expenses (including all reasonable amounts paid to attorneys, accountants, real estate brokers, appraisers, and other advisors employed by the Bank), incurred by the Bank in the exercise of any of its rights, remedies or powers under any of the Loan Documents, as a secured or unsecured creditor, as the case may be of the Borrower, any general partner of the Borrower or any other Obligor in any federal or state bankruptcy proceedings, or with respect to any Collateral with respect to such Event of Default, and any amount thereof not paid promptly following demand therefor together with interest thereon at the Default Rate from the date of such demand, shall become part of the Loan and shall be secured by the Mortgage and all other Collateral. In connection with and as part of the foregoing, in the event that any of the Loan Documents is placed in the hands of an attorney for the collection of any sum payable thereunder, the Borrower agrees to pay reasonable attorneys’ fees for the collection of the amount being claimed under such Loan Document, as well as all costs, disbursements, and allowances provided by law, the payment of which sums shall be secured by the Mortgage and all other Collateral.

(f)
Right of Set-Off. Subject to the Fifth Third Loan Documents and any deposit account control agreement or other agreement in favor of Fifth Third Bank, National Association, as Agent, after the occurrence and during the continuance of an Event of Default, the Bank may exercise any right of setoff available at law against funds in the demand deposit account maintained with the Bank pursuant to Section 3(p). Nothing in this Section grants the Bank any lien or security interest in any deposit account or other personal property of the Borrower.

(g)
Jurisdiction; Venue. The Borrower agrees that any action or proceeding against it to enforce the Loan may be commenced in state or federal court in the State of New Jersey.

(h)
JURY TRIAL WAIVER. THE BORROWER AND THE BANK HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS THAT EITHER PARTY NOW HAS OR HEREAFTER MAY MAY HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER AND THE BANK OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN OR THIS AGREEMENT. IT IS INTENDED THAT THIS WAIVER OF JURY TRIAL SHALL APPLY TO ANY AND ALL CLAIMS, DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

7.
Further Assurances; Corrections. The Borrower shall, within ten (10) business days of the Bank’s request, execute any documents, provide any lien or other searches, and do anything that the Bank determines to be reasonably necessary to establish, perfect, assure, or maintain the existence and priorities of, the Bank’s mortgage lien against the Mortgaged Property and its interests in leases, rents and fixtures constituting part of the Mortgaged Property, the reasonable costs of so doing to be paid by the Borrower; provided that no action required under this Section shall conflict with or cause a default under the Fifth Third Loan Documents. The Bank may correct clerical, typographical or other non-substantive errors in the Loan Documents, provided that the Bank shall promptly notify the Borrower of each correction. No correction that alters the substantive rights or obligations of any party shall be effective without the written consent of the Borrower and the Bank.

8.
Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Fifth Third Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of April 13, 2026, among Lincoln Educational Services Corporation, the financial institutions from time to time party thereto, and Fifth Third Bank, National Association, as Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Fifth Third Loan Documents” means all agreements, instruments and other documents included within the definition of “Loan Documents” set forth in the Fifth Third Credit Agreement.

“Material Adverse Effect” means any event, circumstance or condition that has had or could reasonably be expected to have a material adverse effect upon:

(a) the validity or enforceability of the Loan Documents;

(b) the business, properties, assets, financial condition or results of operations of the Borrower and the Guarantors, taken as a whole;

(c) the ability of the Borrower or the Guarantors, taken as a whole, to pay or perform their material obligations under the Loan Documents; or

(d) the ability of the Bank to enforce its material rights and remedies under the Loan Documents.

9.
Miscellaneous.

(a)
Time of the Essence. All dates and times for the performance of the Borrower’s obligations set forth herein shall be deemed to be of the essence of this Agreement.

(b)
Severability. In the event that for any reason one or more of the provisions of this Agreement or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)
Successors and Assigns. This Agreement inures to the benefit of and binds the parties hereto and their respective successors and assigns, and the words “Borrower” and “Bank” whenever occurring herein shall be deemed to include such respective successors and assigns. However, the Borrower shall not voluntarily, or by operation of law, assign or transfer any interest which it may have under this Agreement or convey the Mortgaged Property, or any part thereof, without the prior written approval of the Bank. The Bank may assign or otherwise transfer the Loan and any or all of the Loan Documents to any other bank, financial institution, or institutional lender that is not a competitor of the Borrower or any Guarantor , and such other bank, financial institution, or institutional lender that is not a competitor of the Borrower or any Guarantor shall thereupon become vested with all of the benefits in respect thereof granted to the Bank herein or otherwise. The Bank shall have the right to sell participations in the Loan to any bank, financial institution or institutional lender that is not a competitor of the Borrower or any Guarantor without the consent of or notice to the Borrower. Without the consent of or notice to the Borrower, the Bank may disclose to any prospective purchaser of any securities issued or to be issued by the Bank, and any prospective or actual purchaser of any participation or other interest in the Loan or any other loans made by the Bank to the Borrower, any financial or other information, data or material in the Bank’s possession relating to the Borrower, the Guarantors or the Loan.

(d)        Notices. Any notice, demand, or request hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when personally presented, electronically mailed, or sent by any nationally recognized overnight courier to such party at its address set forth below or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

The Borrower:	LINCOLN TECHNICAL INSTITUTE, INC.
14 Sylvan Way, Suite A
Parsippany, New Jersey 07054
Email: bmeyers@lincolntech.edu

The Bank:	Provident Bank
10 Woodbridge Center Drive, 3rd Floor
Woodbridge, New Jersey 07095
Attention: Daniel Conway, Vice President
Email: daniel.conway@provident.bank

Such notice shall be deemed to be given when received if delivered personally or by electronic mail, on the next business day if sent by an overnight commercial courier or three days after the date mailed if sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

(e)
Definitions; Number and Gender. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.

(f)
Conflicts Between Instruments. In the event of any conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail; provided, however, that, solely to the extent any provision of this Agreement or any other Loan Document would require the Borrower or any Guarantor to take or omit any action in violation of the Fifth Third Loan Documents, the Fifth Third Loan Documents shall control to the minimum extent necessary to avoid such violation.

(g)
Captions. The captions or headings of the paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

(h)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles applicable to conflicts of laws.

(i)
Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

(j)
Amendments, Waivers, Etc. No amendment of any provision in the Loan Documents shall be effective unless the same shall be in writing and signed by the Borrower and the Bank. No waiver of any provision of the Loan Documents or consent to any departure by the Borrower therefrom shall be effective unless in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No failure by the Bank to exercise in whole or part, and no delay in so exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(k)
Replacement of Note/Security Document. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, the Borrower will issue to the Bank, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

(l)
Disclosure.
The Bank is hereby authorized to disclose any financial or other information it may have about the Borrower to any present or future participant or prospective participant, any regulatory body or agency having jurisdiction over the Bank, or to any successor to all or any part of the Bank’s interest herein.

(m)
Assignments and Participations. The Bank may sell, assign, transfer, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, provided that any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws. The Bank may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrower or any other party to the Loan transaction. Notwithstanding the foregoing, the terms of the Loan shall not be changed or amended without the Borrower’s consent by virtue of any such sale, assignment or transfer.

(n)
Pledge to the Federal Reserve. The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of the Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

(o)
Usury. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of any Loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

(p)
Patriot Act Compliance. The Bank hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Bank to identify the Borrower in accordance with the Patriot Act. The Borrower represents and covenants that it is not and will not become a person (individually, a “Prohibited Person” and collectively “Prohibited Persons”) listed on the OFAC List or otherwise subject to any other prohibitions or restriction imposed by any laws administered by OFAC (collectively the “OFAC Rules”). The Borrower represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism or a Prohibited Person. The Borrower shall immediately notify the Bank if the Borrower has knowledge that any beneficial owner of the Borrower is or becomes a Prohibited Person or (i) is indicted on or (ii) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. The Borrower will not enter into any lease or any other transaction or undertake any activities related to the Loan in violation of the Anti-Money Laundering laws. The Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or any anti-money laundering laws or anti-terrorism laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules, anti-terrorism laws and anti-money laundering laws, (C) provide information as the Bank may require from time to time to permit the Bank to satisfy its obligations under the OFAC Rules, anti-terrorism laws and/or the anti-money laundering laws and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. The Borrower shall immediately notify the Bank if any tenant at the Mortgaged Property becomes a Prohibited Person or (1) is convicted of, (2) pleads nolo contendere to, (3) is indicted on, or (4) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

(q)
Beneficial Ownership. If the Borrower is obligated to certify beneficial owner information at the time the Loan is made, modified and/or continued or any account associated with the Loan is opened, the Borrower shall be responsible for notifying the Bank of any changes to the certified beneficial ownership information that was provided to the Bank. Such notice shall be made to the Bank as soon as practicable upon a change to the beneficial ownership information in a form and manner acceptable to the Bank.

(r)
Consent to Electronic Delivery. The Borrower hereby explicitly consents to the electronic delivery of the terms of the transaction evidenced by this instrument. The Borrower agrees that its present intent to be bound by this instrument may be evidenced by transmission of digital images of signed signature pages via facsimile, email, SMS or other digital transmission and affirms that such transmission indicates a present intent to be bound by the terms of this instrument and is deemed to be valid execution and delivery as though an original ink or electronic signature. The Borrower shall deliver original executed signature pages to the Bank, but any failure to do so shall not affect the enforceability of this instrument. An electronic image of this instrument (including signature pages) shall be as effective as an original for all purposes.

[NO FURTHER TEXT ON THIS PAGE. SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the Borrower and the Bank have executed or caused this Agreement to be executed on the date first above set forth.

BORROWER:

LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

By:	/s/ David B. Shaw
	Name:	David B. Shaw
	Title:	Senior Vice President, Finance

BANK:

PROVIDENT BANK

By:	/s/ Daniel Conway
Daniel Conway, Vice President

Signature Page to Loan Agreement